Exhibit 21.1

Subsidiaries of the Registrant

Entity name	Jurisdiction of organization

Markit EDM Pty Limited	Australia

Markit Group (Australia) Pty Limited	Australia

ThinkFolio Asia Pacific Pty Limited	Australia

MarkitXS BVBA	Belgium

Markit Analytics Inc.	Canada

Markit Group (Canada) Limited	Canada

BOAT Limited	Cayman Islands

Markit EDM Inc.	Delaware

Markit North America, Inc.	Delaware

Markit on Demand, Inc.	Delaware

Markit Securities Finance Analytics Inc.	Delaware

MarkitSERV, LLC	Delaware

WSOD Holding Corporation	Delaware

BOAT Services Limited	England & Wales

Markit Analytics (UK) Limited	England & Wales

Markit Economics Limited	England & Wales

Markit EDM Hub Limited	England & Wales

Markit EDM Limited	England & Wales

Markit Equities Limited	England & Wales

Markit Group (UK) Limited	England & Wales

Markit Group Holdings Limited	England & Wales

Markit Group Limited	England & Wales

Markit Indices Limited	England & Wales

Markit Securities Finance Analytics Consulting Limited	England & Wales

Markit Securities Finance Analytics Limited	England & Wales

Markit Valuations Limited	England & Wales

MarkitSERV FX Limited	England & Wales

MarkitSERV Holdings Limited	England & Wales

MarkitSERV Limited	England & Wales

Securities Finance Systems Limited	England & Wales

Securities Lending Services Group Limited	England & Wales

Thinkfolio Limited	England & Wales

TradeSTP Limited	England & Wales

Markit Group (Hong Kong) Limited	Hong Kong

Markit EDM (HK) Limited	Hong Kong

Markit India Services Private Limited	India

Markit Group Japan K.K.	Japan

Markit Group Limited Sàrl	Luxembourg

Markit Luxembourg Sàrl	Luxembourg

Markit NV	Netherlands

Entity name	Jurisdiction of organization

Markit Asia Pte. Limited	Singapore

ThinkFolio Pty Limited	South Africa

Markit WSO Corporation	Texas

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